UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2006

Bremer Financial Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-18342	41-0715583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Minnesota St., Suite 2000, St. Paul MN	55101-2107
(Address of principal executive offices)	(Zip Code)

(651) 227-7621

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 8, 2006, Bremer Financial Corporation (the “Company”) announced that Bremer Capital Trust I (the “Trust”), a subsidiary of the Company, will redeem on July 17, 2006 (the “Redemption Date”) all 2,400,000 of its 9.0% Cumulative Capital Securities at a redemption price equal to the $25.00 liquidation amount of each security, plus all accrued and unpaid distributions per security to the Redemption Date. All distributions accruing on the Cumulative Capital Securities will cease to accrue effective the Redemption Date.

The Trust is taking such action in connection with the concurrent prepayment by the Company of all of its 9.0% Junior Subordinated Debentures due July 15, 2031 (the “Debentures”) which are held exclusively by the Trust and may be prepaid at any time on or after July 15, 2006. The Debentures are to be prepaid on the Redemption Date at a prepayment price equal to the principal outstanding amount of the Debentures plus accrued and unpaid interest to the Redemption Date.

The announcement of the notice of redemption was made by the Company in its press release dated June 8, 2006, filed as exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Bremer Financial Corporation dated June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	June 8, 2006	Bremer Financial Corporation
		By:	/s/Stuart F. Bradt
Stuart F. Bradt Controller (Principal Accounting Officer)

Exhibit Index

Exhibit
Number	Description

99.1	Press release of Bremer Financial Corporation dated June 8, 2006.